Exhibit D-1




                            STATEMENT OF PREFERENCES

                       SPECIAL VALUE EXPANSION FUND, LLC
                          STATEMENT OF PREFERENCES OF
                  MONEY MARKET CUMULATIVE PREFERRED(TM) SHARES


                               TABLE OF CONTENTS

                                                                         Page

 PART I...................................................................16

     1.    Number of Authorized Shares....................................16
     2.    Dividends......................................................16
     3.    Designation of Special Rate Periods............................20
     4.    Voting Rights..................................................23
     5.    Investment Company Act Preferred Shares Asset Coverage.........28
     6.    Preferred Shares Basic Maintenance Amount......................28
     7.    Reserved.......................................................30
     8.    Restrictions on Dividends and Other Distributions..............30
     9.    Rating Agency Restrictions.....................................31
     10.   Redemption.....................................................33
     11.   Liquidation Rights.............................................37
     12.   Miscellaneous..................................................39

PART II...................................................................40

     1.    Orders.........................................................40
     2.    Submission of Orders by Broker-Dealers to Auction Agent........42
     3.    Determination of Sufficient Clearing Bids, Winning Bids
           Rate and Applicable Rate.......................................45
     4.    Acceptance and Rejection of Submitted Bids and Submitted
           Sell Orders and Allocation of Shares ..........................46
     5.    Auction Agent..................................................49
     6.    Transfer of Preferred Shares...................................50
     7.    Global Certificate.............................................50
     8.    Force Majeure..................................................51
     9.    Preferred Member of the Fund...................................51

APPENDIX A - Designation as to Series.....................................53

         SPECIAL VALUE EXPANSION FUND, LLC, a Delaware limited liability company (the "Fund"), certifies that:

         First: Pursuant to authority expressly vested in the Board of Directors of the Fund by Section 5.2 of the Fund's Amended and Restated Operating Agreement (which, as hereafter restated or amended from time to time is, together with this Statement, herein called the "Operating Agreement"), the Board of Directors has, by resolution, authorized the issuance of shares of the Fund's authorized preferred shares, with a liquidation preference of $50,000 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, having such designation or designations as to series as is set forth in Section 1 of Appendix A hereto and such number of shares per such series as is set forth in Section 2 of Appendix A hereto.

         Second: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each series of preferred shares now or hereinafter described in
Section 1 of Appendix A hereto are as follows (each such series being referred to herein as a series of preferred shares, and shares of all such series being referred to collectively as "Preferred Shares"):


                                  DEFINITIONS

         As used in this Statement (including the Appendices hereto), the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires. Terms used in this Statement that are not defined herein shall have the meanings given to such terms in the Moody's Collateral Valuation Schedule and the S&P Collateral Valuation Schedule as applicable:

         "Advance Amount" shall mean, at any date of determination, subject to the terms of the Credit Agreement, the lower of (i) the Senior Advance Amount calculated using the Moody's Valuation Procedures and (ii) the Senior Advance Amount calculated using the S&P Valuation Procedures.

         "Affected Series" shall have the meaning specified in subparagraph
(c)(i) of Section 4 of Part I of this Statement.

         "Affiliate" shall mean, for purposes of the definition of "Outstanding," any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Fund shall be deemed to be an Affiliate nor shall any entity or any Person controlled by, in control of or under common control with such entity, one of the directors or executive officers of which is a director of the Fund, be deemed to be an Affiliate solely because such director or executive officer is also a director of the Fund.

         "Agent Member" shall mean a member of or participant in the Securities Depository that acts on behalf of a Bidder.

         "Annual Valuation Date" shall mean the last Business Day of December of each year, commencing on the date set forth in Section 6 of Appendix A hereto.

         "Applicable Rate" shall have the meaning specified in subparagraph (e) of Section 2 of Part I of this Statement.

         "Applicable Spread" means the percentage determined based on the public credit ratings (giving effect to the Preferred Shares Insurance Policy) assigned to the series of Preferred Shares on any applicable date by Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) as follows:

         Prevailing Rating                           Applicable Spread
         -----------------                           -----------------
         "AAA"/ "Aaa"                                      1.75%
         "AA"/"Aa"                                         3.00%
         "A"/"A"                                           4.00%
         "BBB"/"Baa"                                       5.00%
         Below "BBB"/"Baa"                                 7.50%

         For purposes of this definition, the "prevailing rating" of shares of a series of Preferred Shares shall be (i) "AAA"/"Aaa" if such shares have a rating of "AAA" by S&P and "Aaa" by Moody's or the equivalent of such ratings by such agencies or a Substitute Rating Agency selected as provided below; (ii) if not "Aaa"/"AAA", then "AA"/"Aa" if such shares have a rating of "AA-" or better by S&P and "Aa3" or better by Moody's or the equivalent of such ratings by such agencies or a Substitute Rating Agency selected as provided below,
(iii) if not "AA"/ "Aa" or higher, then "A"/ "A" if such shares have a rating of "A-" or better by S&P and "A3" or better by Moody's or the equivalent of such ratings by such agencies or a Substitute Rating Agency selected as provided below, (iv) if not "A"/ "A", then "BBB"/ "Baa" if such shares have a rating of "BBB-" or better by S&P and "Baa3" or better by Moody's or the equivalent of such ratings by such agencies or a Substitute Rating Agency selected as provided below, and (v) if not "BBB"/ "Baa", then below "BBB"/ " Baa".

         The Applicable Spread as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Directors with the consent of the Credit Enhancer so long as the Preferred Shares Insurance Policy is in effect after consultation with the Broker-Dealers, provided that immediately following any such increase the Fund would be in compliance with the Preferred Shares Basic Maintenance Amount. The Fund shall take all reasonable action necessary to enable two nationally recognized statistical rating organizations (initially S&P and Moody's) to provide a rating for each series of Preferred Shares; provided that the Credit Enhancer has consented to such Rating Agencies. If either S&P or Moody's shall not make such a rating available, the Fund shall select, with the consent of the Credit Enhancer, another Rating Agency to act as a Substitute Rating Agency.

         "Auction" shall mean each periodic implementation of the Auction Procedures.

         "Auction Agency Agreement" shall mean the agreement between the Fund and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of Preferred Shares so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

         "Auction Agent" shall mean the entity appointed as such by a resolution of the Board of Directors or any committee thereof in accordance with Section 5 of Part II of this Statement.

         "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

         "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of this Statement.

         "Auditor's Confirmation" shall have the meaning specified in paragraph
(c) of Section 6 of Part I of this Statement.

         "Available Preferred Shares" shall have the meaning specified in paragraph (a)(i) of Section 3 of Part II of this Statement.

         "Beneficial Owner," with respect to shares of a series of Preferred Shares, means a customer of a Broker-Dealer or other intermediary who is listed on the records of that Broker-Dealer or other intermediary as a holder of shares of such series and, to the extent acting for its own account, any Person listed on the records of the Auction Agent as a holder of shares of such series.

         "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

         "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement; provided, however, that neither the Fund nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Fund may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

         "Board of Directors" shall mean the Board of Directors of the Fund or any duly authorized committee thereof.

         "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in
Part II of this Statement, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

         "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Statement.

         "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

         "Common Shares" shall mean the common membership interests of the Fund.

         "Credit Agreement" shall mean the Credit Agreement, dated November 17, 2004, among the Fund, various financial institutions which are, or may become, parties to the Credit Agreement as lenders, Ambac Assurance Corporation, IXIS Financial Products Inc. and Union Bank of California, N.A. If the Credit Agreement is no longer in effect, references to the Credit Agreement will be deemed to be references to the Credit Agreement in effect immediately prior to its termination.

         "Credit Enhancer" shall mean Ambac Assurance Corporation. References herein to the Credit Enhancer shall be given effect only for so long as the Preferred Shares Insurance Policy or the Preferred Shares Insurance Agreement is in effect and the Credit Enhancer shall have no rights hereunder if and when the Preferred Shares Insurance Policy and the Preferred Shares Insurance Agreement no longer is in effect.

         "Cure Date" shall mean the date of any cure under the Credit Agreement of failure to comply with Section 6.1.18 of the Credit Agreement requiring redemption of the Preferred Shares, the Preferred Shares Basic Maintenance Cure Date or the Investment Company Act Cure Date, as the case may be.

         "Date of Original Issue," with respect to shares of a series of Preferred Shares, shall mean the date on which the Fund initially issued such shares.

         "Dividend Payment Date," with respect to shares of a series of Preferred Shares, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph (d) of Section 2 of Part I of this Statement.

         "Dividend Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the Date of Original Issue of shares of such series to, but excluding, the initial Dividend Payment Date for shares of such series and any period thereafter from, and including, one Dividend Payment Date for shares of such series to, but excluding, the next succeeding Dividend Payment Date for shares of such series.

         "Excess Amount" as of any Business Day shall mean the amount, if any, by which the sum of the Outstanding Principal Amount of the loans under the Credit Agreement and the aggregate liquidation preference of the outstanding Preferred Shares as of the close of business of such Business Day exceeds the Advance Amount as of such close of business.

         "Existing Holder," with respect to shares of a series of Preferred Shares, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Fund) that is listed on the records of the Auction Agent as a holder of shares of such series.

         "Facilities" shall have the meaning specified in subparagraph (d)(i) of Section 3 of Part I of this Statement.

         "Failure To Deposit," with respect to shares of a series of Preferred Shares, shall mean a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after notice of redemption is mailed pursuant to paragraph (c) of
Section 10 of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the foregoing, but only for the purpose of determining the Applicable Rate, no Failure to Deposit shall be deemed to have occurred if the Credit Enhancer pays to the Auction Agent, in accordance with the Preferred Shares Insurance Policy, the full amounts due in accordance with clauses (A) and (B) above and such payment is made when due thereunder.

         "Final Redemption Date" means September 1, 2014.

         "Fitch" means Fitch Ratings and its successors.

         "Fund" shall mean the entity named on the first page of this statement, which is the issuer of the Preferred Shares.

          "Holder," with respect to shares of a series of Preferred Shares, shall mean the registered holder of such shares as the same appears on the share register of the Fund maintained by the Auction Agent .

         "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

         "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is, with respect to the Fund, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

         "Initial Rate Period," with respect to shares of a series of Preferred Shares, shall have the meaning specified with respect to shares of such series in Section 5 of Appendix A hereto.

         "Insurance Agreements" means the Preferred Shares Insurance Agreement and the Senior Facility Insurance Agreement.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         "Investment Company Act Cure Date," with respect to the failure by the Fund to maintain the Investment Company Act Preferred Shares Asset Coverage (as required by Section 5 of Part I of this Statement) as of the last Business Day of each month, shall mean the last Business Day of the following month.

         "Investment Company Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the Investment Company Act, of at least 200% with respect to all outstanding senior securities of the Fund which are preferred shares of membership interest in the Fund including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares of a closed-end investment company as a condition of declaring dividends on its common shares).

         "Lead Broker-Dealer" shall mean Lehman Brothers Inc. so long as it is a party to a Broker-Dealer Agreement and thereafter such other Broker-Dealer appointed as such by a resolution of the Board of Directors.

         "Late Charge" shall have the meaning specified in subparagraph (e) (i)
(B) of Section 2 of Part I of this Statement.

         "LIBOR" shall mean, on any date of determination for any Rate Period:

(a)      subject to clause (b) below,

(i) for any Special Rate Period of fewer than 14 Rate Period Days, the offered rate for deposits in U.S. dollars for a seven-day period which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(ii) for any Special Rate Period of 14 or more but fewer than 21 Rate Period Days, such rate for deposits in U.S. dollars for a 14-day period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(iii) for any 28-Day Rate Period or Special Rate Period of 21 or more but fewer than 49 Rate Period Days, such rate for deposits in U.S. dollars for a one-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(iv) for any Special Rate Period of 49 or more but fewer than 70 Rate Period Days, such rate for deposits in U.S. dollars for a two-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(v) for any Special Rate Period of 70 or more but fewer than 85 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for two- and three-month periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(vi) for any Special Rate Period of 85 or more but fewer than 120 Rate Period Days, such rate for deposits in U.S. dollars for a three-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(vii) for any Special Rate Period of 120 or more but fewer than 148 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for three and six-month periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(viii) for any Special Rate Period of 148 or more but fewer than 180 Rate Period Days, such rate for deposits in U.S. dollars for a six-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(ix) for any Special Rate Period of 180 or more but fewer than 225 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for six and nine-month periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(x) for any Special Rate Period of 225 or more but fewer than 290 Rate Period Days, such rate for deposits in U.S. dollars for a nine-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(xi) for any Special Rate Period of 290 or more but fewer than 325 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for nine-month and one-year periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market; or

(xii) for any Special Rate Period of 325 or more but fewer than 365 Rate Period Days, such rate for deposits in U.S. dollars for a one-year period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(b) If on any date of determination (i) no rate appears on the Telerate Page 3750 as specified in clause (a) above, the arithmetic average of the offered quotations of four major banks in the London interbank market, selected by the Auction Agent, for deposits in U.S. dollars for the respective periods specified in clause (a) above to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time, unless fewer than two such quotations are provided, in which case, the arithmetic average of the rates quoted at approximately 11:00 a.m., New York City time, on the date next preceding such date by three major banks in New York City selected by the Auction Agent for loans in U.S. dollars to leading European banks in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time.

         "Liquidation Preference," with respect to a given number of Preferred Shares, shall mean $50,000 times that number.

          "Maximum Rate," for shares of a series of Preferred Shares on any Auction Date for shares of such series, shall mean for any Rate Period, the lesser of (i) the sum of the Applicable Spread and the Reference Rate and (ii) 18% per annum. The Auction Agent will round each applicable Maximum Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.

         "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

         "Moody's Advance Amount" shall have the meaning given to such term in the Moody's Collateral Valuation Schedule.

         "Moody's Advance Rate" shall have the meaning given to such term in the Moody's Collateral Valuation Schedule.

         "Moody's Collateral Valuation Schedule" shall mean those procedures attached hereto as Appendix B.

         "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph (c) of Section 10 of Part I of this Statement.

         "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of Preferred Shares pursuant to subparagraph (d)(i) of
Section 3 of Part I of this Statement.

         "Operating Agreement" shall have the meaning specified in the First certification at the opening of this Statement.

         "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

         "Outstanding" shall mean, as of any Auction Date with respect to shares of a series of Preferred Shares, the number of shares of such series theretofore issued by the Fund except, without duplication, (i) any shares of such series theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Fund, (ii) any shares of such series as to which the Fund or any Person under the control of the Fund shall be a Beneficial Owner and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

         "Over-Collateralization Test" shall be satisfied if the Excess Amount is not a positive number.

         "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Policies" means the Senior Facility Insurance Policy and the Preferred Shares Insurance Policy.

         "Potential Beneficial Owner," with respect to shares of a series of Preferred Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

         "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Fund, including any Existing Holder, who may be interested in acquiring Preferred Shares (or, in the case of an Existing Holder, additional Preferred Shares).

         "Preferred Shares" shall have the meaning set forth in the Second certification at the opening of this Statement.

         "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (A) the product of the number of Preferred Shares outstanding on such date multiplied by $50,000 (plus the product of the number of shares of any other series of preferred shares of the Fund outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the Preferred Shares (or other preferred shares) then subject to redemption; and (B) the Outstanding Principal Amount of any loans under the Credit Agreement.

         "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the test set forth in paragraph (a) of Section 6 of Part I of this Statement as of a given Valuation Date, shall mean, for so long as any amounts are outstanding under the Credit Agreement, the periods provided in Section 6.1.18 of the Credit Agreement, and otherwise shall mean the seventh Business Day following such Valuation Date.

         "Preferred Shares Basic Maintenance Report" shall mean the report required by the Preferred Shares Insurance Agreement to be provided from time to time to Moody's, S&P, the Credit Enhancer and the Lead Broker-Dealer.

         "Preferred Shares Insurance Agreement" means the Insurance and Indemnity Agreement dated as of initial Date of Original Issue between the Fund and the Credit Enhancer, as amended or supplemented in accordance with the provisions thereof, relating to the Preferred Shares.

         "Preferred Shares Insurance Policy" means the Financial Guaranty Insurance Policy No. AB0823BE issued by the Credit Enhancer with respect to the Preferred Shares pursuant to the Preferred Shares Insurance Agreement, including any endorsement or amendment thereto.

         "Qualified Reorganization" shall have the meaning set forth in subparagraph (c)(i) of Section 4 of Part I of this Statement.

         "Rate Period," with respect to shares of a series of Preferred Shares, shall mean the Initial Rate Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

         "Rate Period Days," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph (d) of Section 2 of Part I of this Statement or paragraph (b) of Section 3 of Part I of this Statement.

         "Rating Agency" shall mean, initially, Moody's and S&P and their respective successor entities and/or, if applicable, any Substitute Rating Agency.

         "Redemption Price" shall mean the applicable redemption price specified in paragraph (a) or (b) of Section 10 of Part I of this Statement.

         "Reference Rate" shall mean (i) LIBOR in the case of 28-Day Rate Periods and in the case of Special Rate Periods of fewer than 365 Rate Period Days; and (ii) the Treasury Note Rate in the case of Special Rate Periods of 365 days or more.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors.

         "S&P Advance Amount" shall have the meaning given to such term in the S&P Collateral Valuation Schedule.

         "S&P Advance Rate" shall have the meaning given to such term in the S&P Collateral Valuation Schedule.

         "S&P Collateral Valuation Schedule" shall mean those procedures attached hereto as Appendix D.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

         "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Statement.

         "Senior Facility" shall have the meaning specified in subparagraph
(d)(i) of Section 3 of Part I of this Statement

         "Senior Facility Insurance Agreement" means the Insurance and Indemnity Agreement dated as of the initial Date of Issue between the Fund and the Credit Enhancer, as amended or supplemented in accordance with the provisions thereof, relating to the loans under the Credit Agreement.

         "Senior Facility Insurance Policy" means the Financial Guaranty Insurance Policy No. AB0822BE issued by the Credit Enhancer with respect to the loans under the Credit Agreement pursuant to the Senior Facility Insurance Agreement, including any endorsement thereto.

         "Special Rate Period," with respect to shares of a series of Preferred Shares, shall have the meaning specified in paragraph (a) of Section 3 of Part I of this Statement.

         "Special Redemption Provisions" shall have the meaning specified in subparagraph (a)(i) of Section 10 of Part I of this Statement.

         "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         "Submission Processing Deadline" shall mean the earlier of (i) 40 minutes after the Submission Deadline with respect to an Auction and (ii) the time when the Auction Agent begins to disseminate the results of such Auction to the Broker-Dealers.

         "Submission Processing Representation" shall have the meaning specified in Section 2.9 of the Auction Agency Agreement.

         "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Subsequent Rate Period," with respect to shares of a series of Preferred Shares, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

         "Substitute Rating Agency" means any rating agency selected by the Fund to rate the Preferred Shares in lieu of or in addition to Moody's and/or S&P.

         "Substitute U.S. Government Securities Dealer" any U.S. Government securities dealer selected by the Fund as to which Moody's, S&P or any Substitute Rating Agency then rating the Preferred Shares at the request of the Fund shall not have objected; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

         "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 3 of Part II of this Statement.

         "Telerate Page 3750" shall have the meaning given in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions.

         "Termination Date" shall mean September 1, 2014, or such other date, if any, given to such term in the Operating Agreement.

         "Treasury Note" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

         "Treasury Note Rate," on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or
(ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Note Rate, the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any substitute U.S. Government Securities Dealers selected by the Fund to provide such rate or rates not being supplied by any U.S. Governmental Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Fund does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

         "28-Day Rate Period" shall mean any Rate Period for any series of Preferred Shares consisting of 28 Rate Period Days.

         "U.S. Government Securities Dealer" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Fund Company of New York and any other U.S. Government Securities dealer selected by the Fund whose selection will not, at that time, result in the reduction or withdrawal of the then-outstanding ratings assigned to the Facilities by any Rating Agency then rating the Preferred Shares at the request of the Fund.

         "United States" or "U.S." means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

         "Valuation Date" shall mean, for purposes of determining whether the Fund is maintaining a Moody's Advance Amount and an S&P Advance Amount at least equal to the Preferred Shares Basic Maintenance Amount, each Friday that is a Business Day, or for any Friday that is not a Business Day, the immediately preceding Business Day, the third Business Day preceding each date on which any dividend is proposed to be paid on Common Shares, the Date of Original Issue and any other date for which a Preferred Shares Basic Maintenance Report must be prepared pursuant to the Preferred Shares Insurance Agreement.

         "Voting Period" shall have the meaning specified in paragraph (b)(i) of Section 4 of Part I of this Statement.

         "Winning Bid Rate" shall have the meaning specified in paragraph
(a)(iii) of Section 3 of Part II of this Statement.

PART I.

1.       Number of Authorized Shares.

         The number of authorized shares constituting a series of the Preferred Shares shall be as set forth with respect to such series in Section 2 of Appendix A hereto.

2.       Dividends.

         (a) Ranking. The shares of a series of the Preferred Shares shall rank on a parity with each other, with shares of any other series of the Preferred Shares and with shares of any other series of preferred shares as to the payment of dividends by the Fund.

         (b) Cash Dividends. The Holders of any series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors or by any Person or Persons designated by the Board of Directors, out of funds legally available therefor in accordance with the Operating Agreement and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph (e) of this Section 2, and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (d) of this Section 2. Holders of Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage. Accumulated dividends (whether or not declared) paid by the Credit Enhancer shall not be payable by the Fund.

         (c) Dividends Cumulative From Date of Original Issue. Dividends on any series of Preferred Shares shall accumulate at the Applicable Rate in effect from time to time for shares of such series from the Date of Original Issue thereof.

         (d) Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Dates with respect to shares of a series of Preferred Shares shall be as set forth with respect to shares of such series in Section 7 of Appendix A hereto; provided, however, that:

                  (i) if the day on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such day; and

                  (ii) notwithstanding Section 7 of Appendix A hereto, the Fund in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of Preferred Shares consisting of more or less than 28 Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent and each Broker-Dealer, which Notice of Special Rate Period shall be filed with the Secretary of the Fund; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of Section 3 of this Part I.

         (e) Dividend Rates and Calculation of Dividends.

                  (i) Dividend Rates. The dividend rate on Preferred Shares of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under "Designation as to Series" in Section 1 of Appendix A hereto. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date immediately preceding such Subsequent Rate Period (the rate per annum at which dividends are payable on shares of a series of Preferred Shares for any Rate Period thereof being herein referred to as the "Applicable Rate" for shares of such series); provided, however, that if:

                           (A) an Auction for any such Subsequent Rate Period
                  is not held for any reason other than as described below and in Section 8 of Part II, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

                           (B) any Failure to Deposit shall have occurred with
                  respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph
                  (f) of this Section 2 and the Fund or the Credit Enhancer shall have paid to the Auction Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 10 of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph
                  (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

                           (C) any Failure to Deposit shall have occurred with
                  respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section 2 or neither the Fund nor the Credit Enhancer shall have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which such Failure to Deposit is cured in accordance with paragraph (f) of this
                  Section 2 no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be below "BBB"/ "Baa"); or

                           (D) any Failure to Deposit shall have occurred with
                  respect to shares of such series during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this
                  Section 2, no Auction will be held in respect of shares of such series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be below "BBB"/ "Baa").

                  (ii) Calculation of Dividends. The amount of dividends per share payable on shares of a series of Preferred Shares on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 360, and applying the rate obtained against $50,000.

         (f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of Preferred Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in subparagraph (e)(i) of this Section 2, the Fund shall have paid to the Auction Agent (i) all accumulated and unpaid dividends on shares of such series and
(ii) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Statement; provided, however, that the foregoing clause (ii) shall not apply to the Fund's failure to pay the Redemption Price in respect of Preferred Shares when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the foregoing, for the purpose of calculating the Applicable Rate applicable to any Preferred Shares following a Failure to Deposit, the Fund shall be deemed to have paid the Auction Agent all amounts required pursuant to clauses (i) and (ii) above at any time that the Auction Agent has received such amounts from the Credit Enhancer pursuant to a draw on the Preferred Shares Insurance Policy, within the respective time periods described in subparagraph (e)(i) of this Section 2.

         (g) Dividend Payments by Fund to Auction Agent. The Fund shall pay to the Auction Agent, not later than 10:00 a.m., New York City time, on the third Business Day preceding each Dividend Payment Date for shares of a series of Preferred Shares, an aggregate amount of same day funds, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

         (h) Auction Agent as Trustee of Dividend Payments by Fund. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any moneys paid to the Auction Agent by the Fund in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law and upon written request, be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied.

         (i) Dividends Paid to Holders. Each dividend on Preferred Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Fund on the Business Day next preceding such Dividend Payment Date.

         (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors or the Person or Persons designated by the Board.

3.       Designation of Special Rate Periods.

         (a) Length of and Preconditions for Special Rate Period. The Fund may designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in paragraph (b) of this Section 3 (a "Special Rate Period"); provided, however, that such Special Rate Period may consist of a number of Rate Period Days not evenly divisible by seven if all shares of such series of Preferred Shares are to be redeemed at the end of such Special Rate Period. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with paragraph (c) and subparagraph (d)(i) of this Section 3, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, (C) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph (c) of Section 10 of this Part I with respect to any shares of such series, the Fund shall have deposited the Redemption Price with the Auction Agent, (D) the Lead Broker-Dealer designated by the Fund, initially Lehman Brothers Inc., shall not have notified the Fund that it objects to the designation of such Special Auction Rate Period and (E) any Special Rate Period longer than 60 days shall have been approved in writing by the Credit Enhancer. In the event the Fund wishes to designate any succeeding Subsequent Rate Period for shares of a series of Preferred Shares as a Special Rate Period consisting of more or less than 28 Rate Period Days, the Fund shall notify the Credit Enhancer, Moody's (if Moody's is then rating such series at the request of the Fund) and S&P (if S&P is then rating such series at the request of the Fund) as early as reasonably practicable in advance of the commencement of such Subsequent Rate Period that the Fund wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide the Credit Enhancer, Moody's (if Moody's is then rating such series at the request of the Fund) and S&P (if S&P is then rating such series at the request of the Fund) with such documents as it may request.

         (b) Adjustment of Length of Special Rate Period. See Section 5 of Appendix A for adjustments to the length of Special Rate Periods for such series of Preferred Shares.

         (c) Notice of Proposed Special Rate Period. If the Fund proposes to designate any succeeding Subsequent Rate Period of shares of a series of Preferred Shares as a Special Rate Period pursuant to paragraph (a) of this
Section 3, not fewer than 10 (or such fewer number of days as may be agreed to from time to time by the Auction Agent and each Broker-Dealer) nor more than 45 days prior to the date the Fund proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a 28-Day Rate Period), notice shall be provided to the Auction Agent and the Broker-Dealers as provided in the Auction Agency Agreement. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and (B) that the Fund will, by 11:00 A.M., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Fund shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

         (d) Notice of Special Rate Period. No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Preferred Shares as to which notice has been given as set forth in paragraph (c) of this Section 3 (or such later time or date, or both, as may be agreed to by the Auction Agent and each Broker-Dealer), the Fund shall deliver to the Auction Agent and each Broker-Dealer either:

                  (i) a notice ("Notice of Special Rate Period") stating (A) that the Fund has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason, (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (3) full cumulative dividends and any amounts due with respect to redemptions have not been paid in full as of such Auction Date, (4) the Fund does not receive confirmation from Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) that the proposed Special Rate Period will not affect such Rating Agency's then current rating on the aggregated obligation of the Fund on the senior secured revolving credit facility (the "Senior Facility") and the Preferred Shares (collectively, the "Facilities") (without giving effect to the Policies); provided that the Fund need not receive such prior confirmation from Moody's or S&P if the Special Rate Period is 180 Rate Period Days or less; provided, further, that the Fund will provide Moody's (if Moody's is then rating the respective series of Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the respective series of Preferred Shares at the request of the Fund) with the notice required in paragraph (a) of Section 3 of this Part I, or (5) the Lead Broker-Dealer objects to, or in the case of a Special Rate Period longer than 60 days the Credit Enhancer, if applicable, does not consent to, the declaration of such Special Rate Period, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Rate Period, such notice to be accompanied by a Preferred Shares Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, (a) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the Fund) and (b) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period); or

                  (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a 28-Day Rate Period.

         (e) Failure to Deliver Notice of Special Rate Period. If the Fund fails to deliver either of the notices described in subparagraphs (d)(i) or
(d)(ii) of this Section 3 (and, in the case of the notice described in subparagraph (d)(i) of this Section 3, a Preferred Shares Basic Maintenance Report to the effect set forth in such subparagraph (if either Moody's or S&P is then rating the series in question at the request of the Fund)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph (d)(ii) of this Section 3. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (d)(i) of this Section 3, it shall file a copy of such notice with the Secretary of the Fund, and the contents of such notice shall be binding on the Fund. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (d)(ii) of this Section 3, the Fund will provide the Credit Enhancer, Moody's (if Moody's is then rating the series in question at the request of the Fund) and S&P (if S&P is then rating the series in question at the request of the Fund) a copy of such notice.

4.       Voting Rights.

         (a) One Vote Per Share of Preferred Shares. Except as otherwise provided in the Operating Agreement or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each share of Preferred Shares held by such Holder on each matter affecting such Preferred Shares submitted to a vote of the members of the Fund, and (ii) the outstanding preferred shares, including each outstanding share of the Preferred Shares, and the Common Shares shall vote together as a single class; provided, however, that, at any meeting of the members of the Fund held for the election of directors, the holders of outstanding preferred shares, including the Preferred Shares, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of membership interest in the Fund, to elect two directors of the Fund, each of the Preferred Shares entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 4, the holders of outstanding Common Shares and preferred shares voting together as a single class, shall elect the balance of the directors.

         (b) Voting For Additional Directors.

                  (i) Voting Period. Except as otherwise provided in the Operating Agreement or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs
         (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of preferred shares, including the Preferred Shares, would constitute a majority of the Board of Directors as so increased by such smallest number, and the holders of preferred shares, including the Preferred Shares, shall be entitled, voting their shares as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of membership interest in the Fund), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

                           (A) if at the close of business on any Dividend
                  Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                           (B) if at any time holders of preferred shares,
                  including the Preferred Shares, are entitled under the Investment Company Act to elect a majority of the directors of the Fund.

         Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

                  (ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of preferred shares, including the Preferred Shares, to elect additional directors as described in subparagraph (b)(i) of this Section 4, the Board of Directors of the Fund shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 45 days after the date of mailing of such notice. If the Board of Directors does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including the Preferred Shares, held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of membership interest of the Fund), shall be entitled to elect the number of directors prescribed in subparagraph (b)(i) of this Section 4 on a one-vote-per-share basis.

                  (iii) Terms of Office of Existing Directors. The terms of office of all persons who are directors of the Fund at the time of a special meeting of Holders and holders of other preferred shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of preferred shares and the remaining incumbent directors elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected directors of the Fund.

                  (iv) Terms of Office of Certain Directors to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Shares pursuant to subparagraph (b)(i) of this Section 4 shall terminate, the remaining directors shall constitute the directors of the Fund and the voting rights of the Holders and such other holders to elect additional directors pursuant to subparagraph (b)(i) of this Section 4 shall cease, subject to the provisions of the last sentence of subparagraph
         (b)(i) of this Section 4.

         (c) Holders of Preferred Shares to Vote on Certain Other Matters.

                  (i) Changes in Capitalization Structure. So long as any Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the Preferred Shares outstanding at the time and voting on such matter, in person or by proxy, either in writing or at a meeting, voting as a separate class and the consent of the Credit Enhancer: (A) authorize, create or issue any class or series of shares ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or authorize, create or issue additional shares of any series of Preferred Shares except that, notwithstanding the foregoing, but subject to the provisions of paragraph (c) of Section 9 of this Part I, the Board of Directors, without the vote or consent of the Holders of Preferred Shares, or the Credit Enhancer, may from time to time authorize and create, and the Fund may from time to time issue, additional shares of any series of Preferred Shares or classes or series of other preferred shares ranking on a parity with Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and having such other terms, designations and preferences as may be set forth in the statement of preferences of such other preferred shares or in this Statement and an amended and restated Appendix A hereto, in the case of Preferred Shares, if the Fund obtains confirmation from S&P (if S&P is then rating the Preferred Shares at the request of the Fund), Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) that the issuance of such class or series would not cause such Rating Agency to reduce, at that time, the rating then assigned by such Rating Agency to the Facilities (without giving effect to the Policies) and the issuance of any such class or series would not cause the Fund to violate or breach any provision of the Credit Agreement or an Insurance Agreement); or (B) amend, alter or repeal the provisions of the Operating Agreement or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect in the aggregate the preferences, rights or powers of such Preferred Shares; provided, however, that (I) none of the actions permitted by the exception to (A) above will be deemed to affect such preferences, rights or powers, (II) a division of Preferred Shares will not be deemed to affect such preferences, rights or powers, (III) the authorization, creation and issuance of classes or series of shares ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Fund not to satisfy the Investment Company Act Preferred Shares Asset Coverage, the Over-Collateralization Test or any other provision of the Credit Agreement or an Insurance Agreement and (IV) a reorganization of the Fund so that it conducts all or substantially all of its business through a wholly-owned subsidiary, except that such subsidiary may issue an interest economically similar to the Series S Preferred Share to SVOF/MM, LLC, will be deemed not to affect such preferences, rights or powers, provided that such reorganization does not adversely affect the rating of the Facilities at that time (without giving effect to the Insurance Policies) by any rating agency then rating the Preferred Shares at the request of the Fund (a "Qualified Reorganization"). So long as any shares of the Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. If any action set forth above would in the aggregate adversely affect the rights of one or more series (the "Affected Series") of Preferred Shares in a manner different from any other series of Preferred Shares, the Fund will not effect any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class). Nothing in this Statement shall prohibit or require approval by any of the Preferred Shares of any authorization, issuance, terms or repurchase of any senior securities constituting indebtedness.

                  (ii) Investment Company Act Matters. Unless a higher percentage is provided for in the Operating Agreement, (A) the affirmative vote of the Holders of at least a "majority of the outstanding Preferred Shares" at the time, voting as a separate class and the prior written approval of the Credit Enhancer, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," voting as a separate class and with the prior written approval of the Credit Enhancer, shall be required to approve any plan of reorganization (as such term is used in the Investment Company Act) adversely affecting such shares, provided that a Qualified Reorganization will be deemed not to adversely affect any such shares. The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," voting as a separate class and with the prior written approval of the Credit Enhancer, shall be required to approve any action not described in the first sentence of this Section 4(c)(ii) requiring a vote of security holders of the Fund under Section 13(a) of the Investment Company Act. For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (C) 66 2/3% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (D) more than 50% of such shares, whichever is less. In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Fund shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund), S&P (if S&P is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Fund shall, not later than ten Business Days after the date on which such vote is taken, notify the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the
         Fund), S&P (if S&P is then rating the Preferred Shares at the request of the Fund) and any Substitute Rating Agency (if any such Substitute Rating Agency is then rating the Preferred Shares at the request of the Fund) of the results of such vote.

         (d) Board May Take Certain Actions Without Shareholder Approval. The Board of Directors, without the vote or consent of the shareholders of the Fund, may from time to time amend, alter or repeal any provisions of this Statement, including without limitation any of the definitions appearing herein and any provisions that have been adopted by the Fund pursuant to the guidelines of any Rating Agency or the Credit Enhancer, if the prior written consent of the Credit Enhancer has been received and the Board of Directors determines that such amendments, alterations or repeals (i) will not in the aggregate materially and adversely affect the preferences, rights or powers of any series of the Preferred Shares or (ii) are necessary to (A) prevent a reduction in, or the withdrawal of, a rating of the Facilities, (B) comply with a reasonable request of the Credit Enhancer or (C) conform the provisions of this Statement to the applicable provisions of the Credit Agreement or any amendment thereto or refinancing thereof and, in each case, do not adversely affect the dividend rate or rights, liquidation preference, voting rights or redemption rights, of such Preferred Shares; provided, however, that the Board of Directors receives confirmation from each Rating Agency then rating the Preferred Shares at the request of the Fund (such confirmation in no event being required to be obtained from Moody's in the case of the definitions contained in Appendix C hereto and in no event being required to be obtained from S&P in the case of the definitions contained in Appendix D attached hereto) that any such amendment, alteration or repeal would not at that time impair the ratings (without giving effect to the Policies) then assigned by Moody's or S&P to the Facilities.

         (e) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Holders of Preferred Shares shall not have any relative preferences, rights or powers or other special rights (including voting rights) other than those specifically set forth herein.

         (f) No Preemptive Rights Or Cumulative Voting. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

         (g) Voting For Directors Sole Remedy For Fund's Failure To Pay Dividends. In the event that the Fund fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 4.

         (h) Holders Entitled To Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Operating Agreement, by statute or otherwise, no Holder shall be entitled to vote any Preferred Share and no Preferred Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph (c) of Section 10 of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No Preferred Share held by the Fund or any Affiliate of the Fund (except for shares held by a Broker-Dealer that is under the control of the Fund for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

         (i) Non-Petition. A Member (as defined in the Operating Agreement) shall not cause the filing of a petition in bankruptcy against the Fund for any reason until at least 367 days (or, if longer, the preference period then in effect under applicable federal and state law) after the termination of the Credit Agreement (without any replacement thereof).

5.       Investment Company Act Preferred Shares Asset Coverage.

         The Fund shall maintain, as of the last Business Day of each month in which any Preferred Shares are outstanding, the Investment Company Act Preferred Shares Asset Coverage.

6.       Preferred Shares Basic Maintenance Amount.

         (a) So long as Preferred Shares are outstanding, the Fund shall determine on each Valuation Date whether (i) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Valuation Date (if Moody's is then rating the Preferred Shares at the request of the Fund) and (ii) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount as of such Valuation Date.

         (b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to maintain Moody's Advance Amount and the S&P Advance Amount, as determined in accordance with paragraph
(a) of this Section 6, at least equal to the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall, in accordance with the Preferred Shares Insurance Agreement, complete and deliver to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be. The Fund shall also, in accordance with the Preferred Shares Insurance Agreement, deliver a Preferred Shares Basic Maintenance Report to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund) as of any Annual Valuation Date, in each case on or before the third Business Day after such day. A failure by the Fund to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating non-compliance by the Fund with the test set forth in paragraph (a) of this Section 6.

         (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with the Preferred Shares Insurance Agreement relating to an Annual Valuation Date, the Fund shall cause the Independent Accountant to confirm in writing to the Credit Enhancer, Moody's and the Auction Agent (if Moody's is then rating the Preferred Shares at the request of the Fund and does not waive such confirmation) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Fund during the quarter ending on such Annual Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Fund determined in accordance with this Statement whether the Fund had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report), a Moody's Advance Amount calculated using the Moody's Advance Rate (if Moody's is then rating the Preferred Shares at the request of the Fund) at least equal to the Preferred Shares Basic Maintenance Amount and (iii) the Market Value of the Fund's portfolio has been determined in accordance with the Fund's valuation procedures, as amended from time to time, and to the extent prices for Fund assets are obtained from third parties or market prices the Independent Accountant shall verify such prices, and in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences that the Fund has (such information is herein called the "Auditor's Confirmation"). Within 60 days after the end of each fiscal year of the Fund, the Fund shall deliver to Moody's, S&P and the Credit Enhancer financial statements of the Fund as at the end of and for such fiscal year together with the Independent Auditor's report thereon.

         (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (b) of this
Section 6 relating to any Valuation Date on which the Fund failed to satisfy the test set forth in paragraph (a) of this Section 6, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the test set forth in paragraph (a) of this Section 6, the Fund shall cause the Independent Accountant to provide to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund and does not waive such confirmation) and the Auction Agent, an Auditor's Confirmation as to such Preferred Shares Basic Maintenance Report.

         (e) If any Auditor's Confirmation delivered pursuant to paragraph (c) or (d) of this Section 6 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a different Moody's Advance Amount was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall, as may be required by the Preferred Shares Insurance Agreement, accordingly amend and deliver the Preferred Shares Basic Maintenance Report to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and the Auction Agent promptly following receipt by the Fund of such Auditor's Confirmation.

         (f) On or before 5:00 p.m., New York City time, on the third Business Day after any of (i) the Fund shall have repurchased Common Shares, (ii) the ratio of the S&P Advance Amount to the Preferred Shares Basic Maintenance Amount is less than 110%, or (iii) whenever requested by Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) or S&P (if S&P is then rating the Preferred Shares at the request of the Fund), the Fund shall complete and deliver to the Credit Enhancer, Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the Fund), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event or as of the date requested, as the case may be.

7.       Reserved.

8.       Restrictions on Dividends and Other Distributions.

         (a) Dividends on Shares Other than the Preferred Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of membership interest in the Fund ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of the Preferred Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of the Preferred Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of interest in the Fund ranking on a parity as to the payment of dividends with the Preferred Shares through their most recent respective dividend payment dates, all dividends declared upon the Preferred Shares and any other such class or series of shares ranking on a parity as to the payment of dividends with Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Shares and such other class or series of shares of membership interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Preferred Shares shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

         (b) Dividends and Other Distributions with Respect to Common Shares Under the Investment Company Act. The Fund shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the Investment Company Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

         (c) Other Restrictions on Dividends and Other Distributions. For so long as any Preferred Shares are outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (c) of Section 11 of this Part I,
(i) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (A) full cumulative dividends on shares of each series of Preferred Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (B) the Fund has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto and (C) there has been no draw under the Preferred Shares Insurance Policy and all amounts due and payable under the Insurance Agreements have been paid in full, and (ii) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction (i) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the Fund) and (ii) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount.

9.       Rating Agency Restrictions.

         Except as otherwise permitted by the then-current guidelines of Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the
Fund) as set forth herein and in the Credit Agreement with respect to the Senior Facility or other pertinent written guidelines published by the applicable Rating Agency, for so long as any Preferred Shares are outstanding and Moody's or S&P or both is rating such shares at the request of the Fund, the Fund will not, unless it has received the prior written consent of the Credit Enhancer and written confirmation from Moody's or S&P, or both, as applicable, that any such action would not at that time impair the rating then assigned by such Rating Agency to the Facilities (without giving effect to the Policies), engage in any one or more of the following transactions:

         (a) borrow money, except that the Fund may, without obtaining the written confirmation described above, borrow money if (i) the test set forth in paragraph (a) of Section 6 of this Statement would continue to be satisfied after giving effect to such borrowing; (ii) such borrowing (A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for "temporary purposes," is evidenced by a promissory note or other evidence of indebtedness and is in an amount not exceeding five percent (5%) of the value of the total assets of the Fund at the time of the borrowing; for purposes of the foregoing, "temporary purpose" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed; and (iii) such borrowing is permitted under the Credit Agreement;

         (b) permit more than 2,000 Preferred Shares to be outstanding at any one time or issue any class or series of shares ranking prior to or on a parity with Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolutions, liquidation or winding up of the Fund other than one Series S Preferred Share and 500 shares of Series Z Preferred Shares;

         (c) merge or consolidate into or with any other entity;

         (d) enter into reverse repurchase agreements; or

         (e) if the Preferred Shares are rated by S&P at the request of the Fund, engage in interest rate swaps, caps and floors, except that the Fund may, without obtaining the written consent of S&P described above, engage in swaps, caps and floors if: (i) the counterparty to the swap transaction has a short-term rating of "A-1" or better from S&P or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating from S&P is "A-" or higher, and (ii) the interest rate swap transaction will be marked-to-market weekly.

         The Fund shall promptly provide a copy of any amendment or waiver under (i) the Investment Management Agreement between the Fund and Tennenbaum Capital Partners, LLC, the Fund's investment manager, dated as of September 1, 2004, and any successor agreement, and (ii) the Operating Agreement, to each of Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) and S&P (if S&P is then rating the Preferred Shares at the request of the
Fund). In addition, the Fund shall promptly notify Moody's (if Moody's is then rating the Preferred Shares at the request of the Fund) if the initial Credit Enhancer is terminated or replaced for any reason or if the Fund will no longer be requesting a rating on the Preferred Shares from Moody's.

         In the event any Preferred Shares are outstanding and a Substitute Rating Agency is rating such shares in addition to or in lieu of Moody's or S&P, the Fund shall comply with any restrictions imposed by such Substitute Rating Agency, which restrictions may be more restrictive than those imposed by Moody's or S&P.

10.      Redemption.

         (a) Optional Redemption.

                  (i) Subject to the provisions of subparagraph (v) of this paragraph (a) and the terms of Section 6.2.5 of the Credit Agreement, Preferred Shares of any series may be redeemed, at the option of the Fund, as a whole or from time to time in part, on any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $50,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) shares of a series of Preferred Shares may not be redeemed in part if after such partial redemption fewer than 100 shares of such series remain outstanding;
         (2) unless otherwise provided in Section 9 of Appendix A hereto, shares of a series of Preferred Shares are redeemable by the Fund during the Initial Rate Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Preferred Shares, as delivered to the Auction Agent and filed with the Secretary of the Fund, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph
         (iv) of this paragraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified in such notice ("Special Redemption Provisions").

                  (ii) A Notice of Special Rate Period relating to shares of a series of Preferred Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Fund's Board of Directors or its designee, after consultation with the Broker-Dealer or Broker-Dealers, determines that such Special Redemption Provisions are in the best interest of the Fund.

                  (iii) If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Directors or its designee, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (iv) Subject to the provisions of subparagraph (v) of this paragraph (a) and any applicable Special Redemption Provisions, shares of any series of Preferred Shares may be redeemed, at the option of the Fund, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $50,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

                  (v) The Fund may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date the Fund has available liquid securities having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of redemption of such shares or such redemption date, and (b) (i) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the
         Fund) and (ii) the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) is at least equal to the Preferred Shares Basic Maintenance Amount, and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date and any Preferred Shares remained outstanding after such redemption.

         (b) Mandatory Redemption. The Fund shall redeem, at a redemption price equal to $50,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Directors for redemption, certain of the Preferred Shares, or, at the Fund's option, repay indebtedness, including indebtedness under the Credit Agreement, if the Fund (i) fails to have (A) a Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day (if Moody's is then rating the Preferred Shares at the request of the Fund) and (B) an S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) at least equal to the Preferred Shares Basic Maintenance Amount, or (ii) fails to maintain the Investment Company Act Preferred Shares Asset Coverage, or (iii) is required to do so pursuant to the terms of the Credit Agreement or the Preferred Shares Insurance Agreement, in accordance with the requirements of the Rating Agencies then rating the Preferred Shares at the request of the Fund, and such failure is not, as applicable, (x) cured on or before the Preferred Shares Basic Maintenance Cure Date, (y) cured on or before the Investment Company Act Cure Date, or (z) cured in accordance with the terms of the Credit Agreement and the Preferred Shares Insurance Agreement, as applicable, as the case may be. The number of Preferred Shares to be redeemed shall be equal to the lesser of (i) the minimum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Fund's having
(A) a Moody's Advance Amount calculated using the Moody's Advance Rate as of such Valuation Date (if Moody's is then rating the Preferred Shares at the request of the Fund) and (B) an S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day (if S&P is then rating the Preferred Shares at the request of the Fund) at least equal to the Preferred Shares Basic Maintenance Amount, or maintaining the Investment Company Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of Preferred Shares and other preferred shares the redemption or retirement of which would have had such result, all Preferred Shares and other preferred shares then outstanding shall be redeemed), and (ii) the maximum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Operating Agreement, the Credit Agreement and the Preferred Shares Insurance Agreement, as applicable, and applicable law, provided, however, that under no circumstances shall any series of Preferred Shares be redeemed in part if fewer than 100 shares of such series would remain outstanding after such redemption. In determining the Preferred Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount, the Investment Company Act Preferred Shares Asset Coverage or the requirements of the Credit Agreement and the Preferred Shares Insurance Agreement, as the case may be, pro rata among Preferred Shares and other preferred shares (and, then, pro rata among each series of Preferred Shares) selected by the Fund in its discretion for redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 20 days nor later than 30 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of the Preferred Shares and other preferred shares which are subject to redemption or retirement or the Fund otherwise is unable to effect such redemption on or prior to 30 days after such Cure Date, the Fund shall redeem those Preferred Shares and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of Preferred Shares are to be redeemed pursuant to this paragraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders. Notwithstanding anything to the contrary contained in this Statement, each series of Preferred Shares will be redeemed on the Final Redemption Date pursuant to procedures established by the Board of Directors.

         (c) Notice of Redemption. If the Fund shall determine or be required to redeem shares of a series of Preferred Shares pursuant to paragraph (a) or
(b) of this Section 10, it shall mail a Notice of Redemption with respect to such redemption by nationally recognized overnight delivery service, postage prepaid, to (i) each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Fund on the record date established by the Board of Directors, (ii) to S&P, if S&P is then rating the Preferred Shares at the request of the Fund, and to Moody's if Moody's is then rating the Preferred Shares at the request of the Fund and
(iii) to the Credit Enhancer and the Auction Agent. Such Notice of Redemption shall be so mailed not less than 5 nor more than 45 calendar days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors or its designee shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date;
(vii) that the holders of any shares of a series of Preferred Shares being so redeemed shall not participate in the Auction, if any, immediately preceding the redemption date; and (viii) the provisions of this Section 10 under which such redemption is made. If fewer than all shares of a series of Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 10 that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraph (a) or (b) of this Section 10, (i) if any dividends on shares of a series of Preferred Shares (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding shares of such series and (ii) no shares of any series of Preferred Shares shall be redeemed unless such redemption is permitted by the Credit Agreement.

         (e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Operating Agreement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Fund's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed Preferred Shares for which a Notice of Redemption has been mailed, dividends may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

         (f) Auction Agent as Trustee of Redemption Payments by Fund. All moneys paid to the Auction Agent for payment of the Redemption Price of Preferred Shares called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

         (g) Shares for Which Notice of Redemption Has Been Given Are no Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to paragraph (c) of this Section 10, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph
(e)(i) of Section 2 of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of Preferred Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the Preferred Shares called for redemption on such date and (ii) all other amounts to which Holders of Preferred Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of Preferred Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled.

         (h) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the Investment Company Act and any applicable Delaware law, but shall effect no redemption except in accordance with the Investment Company Act and any applicable Delaware law.

         (i) Only Whole Preferred Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Operating Agreement would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

11.      Liquidation Rights.

         (a) Ranking. The shares of a series of Preferred Shares shall rank senior to the Common Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, shall rank on a parity with each other, with shares of any other series of preferred shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and shall rank junior to any borrowings by the Fund including borrowings under the Credit Agreement to the extent set forth therein.

         (b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Preferred Shares then outstanding shall be entitled to receive and to be paid (or have set aside for payment) out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds in connection with the liquidation of the Fund. After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph (b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Fund.

         (c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or series of preferred shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the Preferred Shares as provided in paragraph (b) of this Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

         (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any legal entity or corporation nor the merger or consolidation of any legal entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

         (f) Liquidation Restriction. For so long as any Preferred Shares are outstanding and insured by the Credit Enhancer under the Insurance Policy relating to the Preferred Shares, the Fund shall not liquidate prior to September 1, 2014 without first redeeming in full all outstanding shares of Preferred Shares. This Section 11(f) may only be amended, after a majority of directors then sitting on the Board of Directors has approved a resolution therefor, by the affirmative vote of the holders of not less than 100% of the Preferred Shares then outstanding.

12.      Miscellaneous.

         (a) Amendment of Appendix A to Add Additional Series. Subject to the provisions of paragraphs (b) of Section 9 of this Part I and (c) of Section 4 of this Part I, the Board of Directors may, by resolution duly adopted, with the prior written consent of the Credit Enhancer but without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend and restate Appendix A and/or Part II hereto to (1) reflect any amendments hereto which the Board of Directors is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) add additional series of Preferred Shares (and terms relating thereto) to the series theretofore described therein. Each such additional series shall be governed by the terms of this Statement.

         (b) Appendices A, B and C. Appendices A, B and C hereto are incorporated in and made a part of this Statement by reference thereto; provided, however, that Appendices B and C are incorporated herein by reference only to the extent necessary to define capitalized terms used herein and not defined herein but defined therein, including any other terms defined in such documents that are necessary to define such terms.

         (c) No Fractional Shares. No fractional shares of Preferred Shares shall be issued.

         (d) Status of Preferred Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. Preferred Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued preferred shares without designation as to series.

         (e) Board May Resolve Ambiguities. To the extent not prohibited by applicable law, the Board of Directors may, with the prior written consent of the Credit Enhancer but without further approval by the shareholders, interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect and may with the prior written consent of the Credit Enhancer amend this Statement with respect to any series of Preferred Shares prior to the issuance of shares of such series.

         (f) Headings Not Determinative. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this statement.

         (g) Notices. All notices or communications, unless otherwise specified in the By-Laws of the Fund or this Statement, shall be sufficiently given if in writing and delivered in person or mailed by a nationally recognized overnight courier. The Fund shall promptly notify any Rating Agency then rating the Preferred Shares at the request of the Fund if the Fund no longer desires such Rating Agency to continue rating the Preferred Shares or of any determination made by the Board of Directors described in paragraph (e) of Section 12 of Part I of this Statement.

         (h) Additional Information. In order to permit compliance with Rule 144A under the Securities Act in connection with sales of the Preferred Shares, the Fund shall furnish, upon the request of any Holder, the information required to be delivered pursuant to paragraph (d)(4) of Rule 144A under the Securities Act to such Holder and to any prospective investor designated by such Holder in order to permit such Holder to comply with Rule 144A in connection with resales of the Preferred Shares, unless at the time of such request the Fund is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                                   PART II.

1.       Orders.

         (a) Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of the shares subject to the Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of a series of Preferred Shares for its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or a Potential Holder on behalf of both itself and its customers. Prior to the Submission Deadline on each Auction Date for shares of a series of Preferred Shares:

                  (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                           (A) the number of Outstanding shares, if any, of
                  such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                           (B) the number of Outstanding shares, if any, of
                  such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                           (C) the number of Outstanding shares, if any, of
                  such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

                  (ii) each Broker-Dealer, using a list of Potential Beneficial Owners, that shall be maintained in good faith for the purpose of conducting a competitive Auction, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

         For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i) (A), (i) (B), (i) (C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

         (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series
                  specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                           (B) such number or a lesser number of Outstanding
                  shares of such series to be determined as set forth in clause
                  (iv) of paragraph (a) of Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                           (C) the number of Outstanding shares of such series
                  specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

                  (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding shares of such series
                  specified in such Sell Order; or

                           (B) such number or a lesser number of Outstanding
                  shares of such series as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if Sufficient Clearing Bids for shares of such series do not exist.

                  (iii) A Bid by a Potential Beneficial Owner or a Potential Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A) the number of Outstanding shares of such series
                  specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                           (B) such number or a lesser number of Outstanding
                  shares of such series as set forth in clause (v) of paragraph
                  (a) of Section 4 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

         (c) No Order for any number of Preferred Shares other than whole shares shall be valid.

         (d) A Bid by a Potential Beneficial Owner or a Potential Holder specifying a rate higher than the Maximum Rate for Preferred Shares on the Auction Date will not be accepted.

2.       Submission of Orders by Broker-Dealers to Auction Agent.

         (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Fund) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                  (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Fund);

                  (ii) the aggregate number of Outstanding shares of such series that are the subject of such Order;

                  (iii) to the extent that such Bidder is a Beneficial Owner or an Existing Holder of shares of such series:

                           (A) the number of shares, if any, of such series
                  subject to any Hold Order of such Beneficial Owner or such Existing Holder;

                           (B) the number of shares, if any, of such series
                  subject to any Bid of such Beneficial Owner or such Existing Holder and the rate specified in such Bid; and

                           (C) the number of shares, if any, of such series
                  subject to any Sell Order of such Beneficial Owner or such Existing Holder; and

                  (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

         (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

         (c) If an Order or Orders covering all of the outstanding Preferred Shares of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more or less than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (d) If one or more Orders of an Existing Holder are submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                  (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                  (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                           (B) subject to subclause (A), if more than one Bid
                  of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                           (C) subject to subclauses (A) and (B), if more than
                  one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

                           (D) in any such event, the number, if any, of such
                  Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

                  (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above; provided, that if more than one Sell Order is submitted on behalf of any Existing Holder and the aggregate number of Outstanding shares of such series subject to such Sell Orders is greater than such excess, the number of Outstanding shares of such series subject to each such Sell Order shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of Outstanding shares of such series equal to such excess.

         (e) If more than one Bid for one or more shares of a series of Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

         (f) Any Bid specifying a rate higher than the Maximum Rate shall (i) be treated as a Sell Order if submitted by an Existing Holder or (ii) not accepted if submitted by a Potential Holder.

         (g) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

3. Determination of Sufficient Clearing Bids, Winning Bids Rate and Applicable Rate.

         (a) Not earlier than the Submission Processing Deadline on each Auction Date for shares of a series of Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers by the Submission Deadline or subject to a Submission Processing Representation after the Submission Deadline in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

                  (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares" of such series);

                  (ii) from the Submitted Orders for shares of such series whether:

                           (A) the number of Outstanding shares of such series
                  subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such series; exceeds or is equal to the sum of:

                           (B) the number of Outstanding shares of such series
                  subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such series; and

                           (C) the number of Outstanding shares of such series
                  subject to Submitted Sell Orders

(in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

                  (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                           (A) (I) each such Submitted Bid of Existing Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                           (B) (I) each such Submitted Bid of Potential Holders
                  specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such series.

         (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Fund of the Maximum Rate for shares of the series of Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

                  (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next Succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                  (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

                  (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be as set forth in Section 10 of Appendix A hereto.

4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

         Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

         (a) If Sufficient Clearing Bids for shares of a series of Preferred Shares have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and
(e) of this section 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

                  (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

                  (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Potential Holder to purchase the Preferred Shares subject to such Submitted Bid;

                  (iv) each Existing Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares ("remaining shares") in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part and accepted in part, and such Existing Holder shall be required to sell Preferred Shares subject to such Submitted Bid, but only in an amount equal to the excess of the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid over the number of Preferred Shares of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                  (v) each Potential Holder's Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

         (b) If Sufficient Clearing Bids for shares of a series of Preferred Shares have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                  (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

                  (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted, thus requiring each such Potential Holder to purchase the Preferred Shares subject to such Submitted Bid; and

                  (iii) Each Existing Holder's Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph
         (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

         (c) If all of the Outstanding shares of a series of Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

         (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

         (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 4, any Potential Holder would be entitled or required to purchase less than a whole share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such series for purchase among Potential Holders so that only whole shares of Preferred Shares of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such series on such Auction Date.

         (f) Based on the results of each Auction for shares of a series of Preferred Shares, the Auction Agent shall determine with respect to each Broker-Dealer that Submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers such Broker-Dealer shall receive, as the case may be, Preferred Shares of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

         (g) Neither the Fund nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares of any series or to pay for Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

5.       Auction Agent.

         For so long as any Preferred Shares are outstanding or the Preferred Shares Insurance Policy is in effect, the Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Fund and its Affiliates (which however may engage or have engaged in business transactions with the Fund or its Affiliates) and at no time shall the Fund or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Preferred Shares are outstanding or the Preferred Shares Insurance Policy is in effect, the Board of Directors shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of a series of Preferred Shares shall be conclusive and binding on the Broker-Dealers.

6. Transfer of Preferred Shares.

         (a) So long as the shares of a series of Preferred Shares are represented by a global certificate as provided in Section 7, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares of such series only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that in the case of all transfers to or through a Broker-Dealer, the Broker-Dealer shall advise the Auction Agent of such transfer. If the shares of a series of Preferred Shares are no longer represented by a global certificate as provided in Section 7 below, the shares of such series of Preferred Shares may be sold only in reliance on an exemption from the registration requirements of the Securities Act.

7. Global Certificate.

         Except as otherwise determined by the Fund, (i) all of the shares of a series of Preferred Shares outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of Preferred Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

         Except as otherwise determined by the Fund, each certificate for shares or any series of Preferred Shares shall include the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THE SHARES REPRESENTED BY THIS CERTIFICATE, REPRESENTS THAT THE SHARES REPRESENTED BY THIS CERTIFICATE ARE BEING ACQUIRED FOR ITS OWN ACCOUNT, THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF THE SECURITIES ACT AND THAT SUCH SHARES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN AN AUCTION OR TO OR THROUGH A BROKER-DEALER PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE STATEMENT OF PREFERENCES RELATING TO THE SHARES AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN."

8.       Force Majeure.

         (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed due to an "act of God," natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Auction Rate for the next Rate Period shall be the Applicable Rate determined on the previous Auction Date, provided that, if the affected Rate Period is a Special Rate Period, the next Rate Period shall be a 28-Day Rate Period and the Applicable Rate shall be the Maximum Rate for such 28-Day Rate Period.

         (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

                  (i) the Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Fund and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

                  (ii) the affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                  (iii) the next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

9.       Preferred Member of the Fund.

         Each registered holder of the Preferred Shares shall be automatically admitted as a Preferred Member of the Fund.


         IN WITNESS WHEREOF, SPECIAL VALUE EXPANSION FUND, LLC, has caused these presents to be signed as of November 16, 2004 in its name and on its behalf by its President and Secretary and attested by an Authorized Person. Said officers of the Fund have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the directors or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                       SPECIAL VALUE EXPANSION FUND, LLC


                                       By:   /s/ Howard M. Levkowitz
                                             ------------------------------
                                             Name:  Howard M. Levkowitz
                                             Title: President and Secretary



ATTEST:


/s/ David A. Hollander
---------------------------
Name:  David A. Hollander
Title: Authorized Person


As of November 16, 2004

                       SPECIAL VALUE EXPANSION FUND, LLC

                                   APPENDIX A

                                   SECTION 1

Designation as to Series.

         SERIES A: A series of 700 Preferred Shares, liquidation preference $50,000 per share, is hereby designated "Series A Money Market Cumulative Preferred Shares." Each of the 700 shares of Series A Money Market Cumulative Preferred Shares issued on November 17, 2004 shall, for purposes hereof, be deemed to have a Date of Original Issue of November 17, 2004; have an Applicable Rate for its Initial Rate Period equal to 2.34% per annum; have an initial Dividend Payment Date of January 18, 2005; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Operating Agreement of the Fund applicable to Preferred Shares of the Fund, as set forth in Part I and Part II of this Statement. The Series A Money Market Cumulative Preferred Shares shall constitute a separate series of Preferred Shares of the Fund, and each share of Series A Money Market Cumulative Preferred Shares shall be identical except as provided in Section 11 of Part I of this statement.

In accordance with and subject to the terms of Section 4(c)(i) and Section 9(b) of Part I of the Statement, the Board of Directors may, from time to time and without the vote or consent of the Holders of Preferred Shares, authorize, create or issue any additional series of Preferred Shares, by amending and restating this Appendix A and, if necessary, Part II of the Statement, to provide for such additional series. Such additional series shall be subject to the terms of the Statement, and any such amended and restated Appendix A shall be deemed to be a part of the Statement upon its approval by the Board of Directors.

                                   SECTION 2

Number of Authorized Shares Per Series.

         The number of authorized shares constituting Series A Preferred Shares is 700.

                                   SECTION 3

Exceptions to Certain Definitions.

         Notwithstanding the definitions contained under the heading "Definitions" in this Statement, the following terms shall have the following meanings for purposes of this Statement:

         Not applicable.

                                   SECTION 4

                                   [RESERVED]

                                   SECTION 5

Initial Rate Periods.

         The Initial Rate Period for shares of Series A Preferred Shares shall be the period from and including the Date of Original Issue thereof to but excluding January 18, 2005.

Adjustment of Length of Special Rate Period

         If the Fund wishes to designate a Subsequent Rate Period for the Series A Preferred Shares as a Special Rate Period, but the day following what would otherwise be the last day of such Special Rate Period is not a Tuesday that is a Business Day in the case of the "Series A Preferred Shares", then the Fund shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending on the first Monday that is followed by a Tuesday that is a Business Day preceding what would otherwise be such last day.

                                   SECTION 6

Date for Purposes of the Definition of "Annual Valuation Date" Contained Under the Heading "Definitions" in this Statement.

         December 31, 2004

                                   SECTION 7

Dividend Payment Dates.

         Except as otherwise provided in paragraph (d) of Section 2 of Part I of this Statement, dividends shall be payable on shares of Series A Preferred Shares, for the Initial Rate Period on January 18, 2005 and on each fourth Tuesday thereafter.

                                   SECTION 8

                                   [RESERVED]


                                   SECTION 9

Redemption Provisions Applicable to Initial Rate Periods.

         Not applicable.

                                   SECTION 10

Applicable Rate for purposes of subparagraph (b) (iii) of Section 3 of Part II of this Statement.

         For purposes of subparagraph (b)(iii) of Section 3 of Part II of this Statement, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to 80% of the Reference Rate.